Exhibit 5.2

November 15, 2022

Arthur J. Gallagher & Co.

2850 W. Golf Road

Rolling Meadows, IL 60008

Re:	Arthur J. Gallagher & Co., Post- Effective Amendment No. 1 and No. 2 to Registration Statements on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Initial 2014 Plan Registration Statement”) of Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), filed on August 6, 2014, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of up to 9,150,000 shares of the Company’s Common Stock, par value $1.00 per share (the “Shares”), available for issuance under the Arthur J. Gallagher & Co. 2014 Long-Term Incentive Plan (the “2014 Plan”). We have also examined the Post-Effective Amendment No. 1 to the Initial 2014 Plan Registration Statement filed on November 1, 2017 (such amendment, together with the Initial 2014 Plan Registration Statement, the “2014 Plan Registration Statement”). Additionally, we have examined the Registration Statement on Form S-8 (the “2017 Plan Registration Statement,” and together with the 2014 Plan Registration Statement, the “Plan Registration Statements”) of the Company filed on November 1, 2017, with the Commission to register an additional 16,000,000 shares of Common Stock under the Arthur J. Gallagher & Co. 2017 Long-Term Incentive Plan (the “2017 Plan” and together with the 2014 Plan, the “Prior Plans”).

Pursuant to the terms of the Arthur J. Gallagher & Co. 2022 Long-Term Incentive Plan (the “2022 Plan”), up to 11,247,586 Shares (such Shares, the “Rollover Shares”) will be available for issuance under the 2022 Plan representing (i) the 718,250 Shares subject to any awards granted under the 2014 Plan that are outstanding as of May 10, 2022 that are subsequently settled for cash, forfeited, expired, or for any reason are cancelled or terminated and (ii) the 10,529,336 Shares subject to any awards granted under the 2017 Plan that are outstanding as of May 10, 2022 that are subsequently settled for cash, forfeited, expired, or for any reason are cancelled or terminated.

We have examined the Post-Effective Amendment No. 1 to the 2017 Plan Registration Statement and Post-Effective Amendment No. 2 to the 2014 Plan Registration Statement to be filed with the Commission pursuant to the Securities Act, in connection with the offering by the Company of such Rollover Shares that may become available for issuance under the 2022 Plan.

Arthur J. Gallagher & Co.

November 15, 2022

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the 2022 Plan, the 2017 Plan, the 2014 Plan, and such other documents, corporate records of the Company, certificates of officers of the Company and of public officials and other documents as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2022 Plan that would expand, modify or otherwise affect the terms of the 2022 Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Rollover Shares, when issued and sold in accordance with the terms set forth in the 2022 Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). This opinion is limited to the effect of the current state of the DGCL and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP